As filed with the Securities and Exchange Commission on February 6, 2009

Registration No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

China Distance Education Holdings Limited

(Exact Name of Registrant as Specified in Its Charter)

Cayman Islands	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

18th Floor, Xueyuan International Tower

1 Zhichun Road

Haidian District

Beijing 100083, People’s Republic of China

+86-10-8231-9999

(Address, Including Zip Code, of Principal Executive Offices)

China Distance Education Holdings Limited Share Incentive Plan

China Distance Education Holdings Limited 2008 Performance Incentive Plan

(Full Title of the Plan)

CT Corporation System

111 Eighth Avenue, 13th Floor

New York, New York 10011

(212) 894-8940

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

COPY TO:

David J. Johnson, Jr., Esq. O’Melveny & Myers LLP 1999 Avenue of the Stars, 7th Floor Los Angeles, California 90067 U.S.A +1-310-246-6816	David J. Roberts, Esq. O’Melveny & Myers LLP 37th Floor, Yin Tai Center, Office Tower 2 Jian Guo Men Wai Avenue Beijing 100022, China +86-10-6563-4209

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee
Ordinary Shares, $0.0001 par value per share, issuable under the China Distance Education Holdings Limited Share Incentive Plan(3)	10,585,100(1)(2) shares	$0.82(3)	$8,679,782(3)	$342(3)
Ordinary Shares, $0.0001 par value per share, issuable under the China Distance Education Holdings Limited 2008 Performance Incentive Plan(3)	8,511,007(1)(2) shares	$4.595(3)	$39,108,077(3)	$1,537(3)
Totals	19,096,107(1)(2) shares	—	$47,787,859(3)	$1,879(3)

(1)

This Registration Statement covers, in addition to the number of ordinary shares of China Distance Education Holdings Limited, a Cayman Islands company (the “Company” or the “Registrant”), par value $0.0001 per share (the “Ordinary Shares”), stated above, options and other rights to purchase or acquire the Ordinary Shares covered by this Registration Statement and, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), an additional indeterminate number of shares, options and rights that may be offered or issued pursuant to the China Distance Education Holdings Limited Share Incentive Plan (the “Prior Plan”) and the China Distance Education Holdings Limited 2008 Performance Incentive Plan (the “2008 Plan,” and collectively with the Prior Plan, the “Plans”) as a result of one or more adjustments under the Plans to prevent dilution resulting from one or more stock splits, stock dividends or similar transactions.

(2)

These Ordinary Shares may be represented by the Registrant’s American Depositary Shares (“ADSs”), each of which represents four Ordinary Shares. The Registrant’s ADSs issuable upon deposit of the Ordinary Shares thereby have been registered under a separate registration statement on Form F-6 (Commission File No.333-152345) filed on July 15, 2008, and any other amendment or report filed for the purpose of updating such statement.

(3)

Pursuant to Securities Act Rule 457(h)(1), (a) the maximum aggregate offering price with respect to the Prior Plan is calculated as the product of 10,585,100 Ordinary Shares issuable upon exercise of outstanding options under the Prior Plan, multiplied by an exercise price of $0.82 per Ordinary Share and (b) the maximum aggregate offering price with respect to the 2008 Plan is calculated as the product of 8,511,007 Ordinary Shares issuable or reserved under the 2008 Plan multiplied by the average of the high and low prices for the Registrant’s Ordinary Shares represented by ADSs as reported on the New York Stock Exchange on February 4, 2009.

The Exhibit Index for this Registration Statement is at page 9.

PART I

INFORMATION REQUIRED IN THE

SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Securities Act Rule 428(b)(1).

PART II

INFORMATION REQUIRED IN THE

REGISTRATION STATEMENT

Item 3.	Incorporation of Certain Documents by Reference

The following documents of the Company filed with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:

(a)	The Company’s Prospectus dated July 29, 2008, filed with the Commission as part of the Company’s Registration Statement on Form F-1 (Commission File No. 333-152167), originally filed on July 7, 2008 and as subsequently amended (the “Form F-1”), which includes audited financial statements for the Company’s fiscal year ended September 30, 2007 and unaudited financial statements for the Company’s six months ended March 31, 2008.

(b)	The description of the Company’s Ordinary Shares and ADSs contained in the Company’s Registration Statement on Form 8-A (Commission File No. 001-34122), filed with the Commission on February 2, 2009 (which incorporates such description of the Ordinary Shares and ADSs from the Form F-1, which description is also hereby incorporated by reference).

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 4.	Description of Securities

Not applicable.

Item 5.	Interests of Named Experts and Counsel

None.

Item 6.	Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s articles of association may provide indemnification to officers and directors, except to the extent any such provision may be held by the Cayman Island courts to be contrary to the public interest, such as providing indemnification against civil fraud or the consequences of committing a crime.

The Registrant’s articles of association provide that the officers and directors of the Registrant shall be indemnified and secured harmless out of the assets and profits of the Registrant from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their or any of their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, in their respective offices or trusts and that none of the officers and directors of the Registrant shall be answerable for the acts, receipts, neglects or defaults of the other or others of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any moneys or effects belonging to the Registrant shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to the Registrant shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto, provided that the indemnity shall not extend to any matter in respect of any fraud or dishonesty which may attach to any of said persons.

The Registrant has entered into indemnification agreements with its directors and officers under which the Registrant indemnifies them, to the fullest extent permitted by applicable laws, from and against all expenses, judgments, fines, interests or penalties, and excise taxes assessed with respect to any employee benefit or welfare plan, which are actually or reasonably incurred by the indemnitee in connection with any proceeding to which the indemnitee is or was a party.

The Registrant has obtained a policy of directors’ and officers’ liability insurance that insures the Registrant’s directors and officers against the cost of defense, settlement or payment of a claim under certain circumstances.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, we have been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.	Exemption from Registration Claimed

Not applicable.

Item 8.	Exhibits

See the attached Exhibit Index at page 9, which is incorporated herein by reference.

Item 9.	Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Beijing, China, on February 6, 2009.

CHINA DISTANCE EDUCATION HOLDINGS LIMITED

By:	/s/ Zhengdong Zhu
Zhengdong Zhu
Chairman and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Zhengdong Zhu and Ping Wei, and each of them, acting individually and without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Zhengdong Zhu Zhengdong Zhu	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	February 6, 2009

/s/ Ping Wei Ping Wei	Chief Financial Officer (Principal Financial and Accounting Officer)	February 6, 2009

/s/ Baohong Yin	Director and Deputy Chairman	February 6, 2009
Baohong Yin

Signature	Title	Date
/s/ Hongfeng Sun Hongfeng Sun	Director and Senior Vice President	February 6, 2009

/s/ Carol Yu Carol Yu	Director	February 6, 2009

/s/ Annabelle Yu Long Annabelle Yu Long	Director	February 6, 2009

/s/ Xiaoshu Chen Xiaoshu Chen	Director	February 6, 2009

/s/ Liankui Hu Liankui Hu	Director	February 6, 2009

/s/ Winghong Chen Winghong Chen	Controller	February 6, 2009

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act, the undersigned, the duly authorized representative in the United States of the Registrant, has signed this registration statement in Newark, Delaware on February 6, 2009.

Puglisi & Associates

By:	/s/ Donald J. Puglisi
Donald J. Puglisi
Managing Director

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
4.1	China Distance Education Holdings Limited Share Incentive Plan. (Incorporated by Reference to Exhibit 10.20 to the Company’s Registration Statement on Form F-1 filed with the Commission on July 7, 2008 (Commission File No. 333-152167))

4.2	China Distance Education Holdings Limited 2008 Performance Incentive Plan. (Incorporated by Reference to Exhibit 10.21 to the Company’s Registration Statement on Form F-1 filed with the Commission on July 7, 2008 (Commission File No. 333-152167))

5.	Opinion of Conyers Dill & Pearman (opinion re legality).

23.1	Consent of Ernst & Young Hua Ming.

23.2	Consent of Conyers Dill & Pearman (included in Exhibit 5).

24.	Power of Attorney (included in this Registration Statement under “Signatures”).